EXHIBIT 4.5

VIRNETX HOLDING CORPORATION
2007 STOCK PLAN
NOTICE OF STOCK OPTION GRANT

CSO - _____

Optionee Name
Optionee Address Line 1
Optionee Address Line 2

You have been granted an option to purchase Common Stock of VirnetX Holding Corporation, a Delaware corporation (the “Company”), as follows:

Date of Grant:	__________

Exercise Price Per Share:	$_________

Total Number of Shares:	__________

Total Exercise Price:	$_________

Type of Option:	__________ Shares Incentive Stock Option

__________ Shares Nonstatutory Stock Option

Expiration Date:	__________

First Vesting Date:	__________

Vesting/Exercise Schedule:
So long as your Continuous Service Status does not terminate, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: __________ of the Total Number of Shares shall vest and become exercisable on __________ and __________ of the Total Number of Shares shall vest and become exercisable on the __________ day of each month thereafter.

Termination Period:
[FOR DIRECTORS AND SECTION 16 OFFICERS: You may exercise this Option for 12 months after termination of your Continuous Service Status except as set out in Section 5 of the Stock Option Agreement (but in no event later than the Expiration Date). You are responsible for keeping track of these exercise periods following the termination of your Continuous Service Status for any reason. The Company will not provide further notice of such periods.]

[FOR (NON-SECTION 16) EMPLOYEES: You may exercise this Option for 3 months after termination of your Continuous Service Status except as set out in Section 5 of the Stock Option Agreement (but in no event later than the Expiration Date). You are responsible for keeping track of these exercise periods following the termination of your Continuous Service Status for any reason. The Company will not provide further notice of such periods.]

Transferability:	You may not transfer this Option.

This Option is granted under and governed by the terms and conditions of the VirnetX Holding Corporation 2007 Stock Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

In addition, your rights to any Shares underlying this Option will be earned only as you provide services to the Company over time, that the grant of this Option is not as consideration for services you rendered to the Company prior to your date of hire, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

THE COMPANY:

VIRNETX HOLDING CORPORATION

By:
(Signature)

Name:
Title:

TRANSFER AGENT:

CORPORATE STOCK TRANSFER

By:
(Signature)

Name:
Title:

Address:

3200 Cherry Creek Drive South
Suite 430
Denver, CO 80209

VIRNETX HOLDING CORPORATION

2007 STOCK PLAN

STOCK OPTION AGREEMENT

1.              Grant of Option. VirnetX Holding Corporation, a Delaware corporation (the “Company”), hereby grants to ____________________ (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the VirnetX Holding Corporation 2007 Stock Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2.              Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent this Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.

3.              Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 10 of the Plan as follows:

(a)            Right to Exercise.

(i)            This Option may not be exercised for a fraction of a share.

(ii)           In the event of Optionee’s death, Disability (as defined in Section 22(e)(3) of the Code) or other termination of Continuous Service Status, the exercisability of this Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii)          In no event may this Option be exercised after the Expiration Date set forth in the Notice.

(b)            Method of Exercise.

(i)            This Option shall be exercisable by execution and delivery of the Exercise Agreement attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the aggregate Exercise Price for the purchased Shares.

(ii)            As a condition to the exercise of this Option and as further set forth in Section 12 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii)            The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of this Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the holders of capital stock of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws, including any applicable U.S. federal or state securities laws or any other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which this Option is exercised with respect to such Shares.

(iv)            Subject to compliance with Applicable Laws, this Option shall be deemed to be exercised upon receipt by the Company or its stock transfer agent as specified in the Exercise Agreement of the appropriate written notice of exercise accompanied by the Exercise Price and the satisfaction of any applicable withholding obligations.

4.              Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a)            cash or check;

(b)            cancellation of indebtedness;

(c)            at the discretion of the Plan Administrator on a case by case basis, by surrender of other shares of Common Stock of the Company (either directly or by stock attestation) that Optionee previously acquired and that have an aggregate Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which this Option is being exercised; or

(d)            if the Company is at such time permitting “same day sale” cashless brokered exercises, by delivery of a properly executed Exercise Agreement together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the Exercise Price (and applicable withholding taxes).

5.              Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise this Option only as set forth in the Notice and this Section 5. If Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, this Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of this Option as set forth in the Notice.

(a)            Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s Disability or death or for Cause, Optionee may, to the extent Optionee is vested in the Optioned Stock at the date of such termination, exercise this Option during the Termination Period set forth in the Notice.

(b)            Other Terminations. In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise this Option only as described below:

(i)            Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s Disability, Optionee may, but only within 6 months following the date of such termination, exercise this Option to the extent Optionee is vested in the Optioned Stock.

(ii)           Death of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s death, or in the event of Optionee’s death within 1 month following Optionee’s Termination Date, this Option may be exercised at any time within 12 months following the date of death (or, if earlier, the date Optionee’s Continuous Service Status terminated) by Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent Optionee is vested in this Option.

(iii)          Termination for Cause. In the event Optionee’s Continuous Service Status is terminated for Cause, the Option shall terminate immediately upon such termination for Cause. In the event Optionee’s employment or consulting relationship with the Company is suspended pending investigation of whether such relationship shall be terminated for Cause, all Optionee’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period.

6.              Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7.              Lock-Up Agreement. To the extent you have agreed to execute a lock-up agreement with respect to your Shares, either in favor of the Company, its underwriters or otherwise, upon exercise of this Option, your Shares will bear the appropriate restrictive legend as specified in your Exercise Agreement.

8.              Change of Control. Notwithstanding the above, irrespective of whether this Option is being assumed, substituted, exchanged or terminated in connection with a Change of Control, the vesting and exercisability of this Option shall accelerate such that this Option shall become vested and exercisable to the extent of ___% of the Shares then unvested, effective as of immediately prior to consummation of the Change of Control.

9.              Effect of Agreement. Your signature on the Exercise Agreement will be deemed your counterpart signature to this Option Agreement and by such signature Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to this Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.

10.            Miscellaneous.

(a)            Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)            Entire Agreement; Enforcement of Rights. This Agreement, together with the Notice to which this Agreement is attached, the Exercise Agreement and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)            Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(d)            Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or as subsequently modified by written notice.

(e)            Counterparts. This Option may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)            Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Optionee under this Agreement may not be assigned without the prior written consent of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by their officers thereunto duly authorized, effective as of the Date of Grant set forth in the accompanying Notice of Stock Option Grant.

THE COMPANY:

VIRNETX HOLDING CORPORATION

By:
(Signature)

Name:
Title:

Address:

5615 Scotts Valley Drive, Suite 110
Scotts Valley, California 95066
Attn: Chief Executive Officer
Fax: (831) 438-0378
email: jon_weaklend@virnetx.com

TRANSFER AGENT:

CORPORATE STOCK TRANSFER

By:
(Signature)

Name:
Title:

Address:

3200 Cherry Creek Drive South
Suite 430
Denver, CO 80209

EXHIBIT A

VIRNETX HOLDING CORPORATION

2007 STOCK PLAN

EXERCISE AGREEMENT

This Exercise Agreement and counterpart signature page to Option Agreement (this “Agreement”) is made as of _______________, by and between VirnetX Holding Corporation, a Delaware corporation (the “Company”), and ____________________ (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2007 Stock Plan (the “Plan”).

1.              Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase _____________ shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement granted __________ (the “Option Agreement”). The purchase price for the Shares shall be $__________ per Share for a total purchase price of $___________. The term “Shares” refers to the purchased Shares and all securities received as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2.              Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company’s stock transfer agent simultaneously with the execution and delivery of this Agreement, the payment of the aggregate Exercise Price by any method listed in Section 4 of the Option Agreement, and the satisfaction of any applicable tax withholding obligations, all in accordance with the provisions of Section 3(b) of the Option Agreement. The Company shall issue the Shares to Purchaser by entering such Shares in Purchaser’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company, against payment of the Exercise Price therefor by Purchaser. If applicable, the Company will deliver to Purchaser a certificate representing the Shares as soon as practicable following such date. This Agreement, together with payment of the Exercise Price must be mailed to the Company’s stock transfer agent at the following address:

Carylyn K. Bell
President
Corporate Stock Transfer
3200 Cherry Creek Drive South
Suite 430
Denver, CO 80209
Tel: (303) 282-4800
Fax: (303) 282-5800

3.              Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the Company’s insider trading policy as in effect from time to time and all Applicable Laws.

4.              Taxation Representations. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5.              Restrictive Legends and Stop-Transfer Orders.

(a)            Legends. The certificate or certificates representing the Shares shall bear any legends required by applicable state and federal corporate and securities laws.

(b)            Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its stock transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)            Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6.              No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

7.              Lock-Up Agreement. To the extent you have agreed to execute a lock-up agreement with respect to your Shares, either in favor of the Company, its underwriters or otherwise, upon exercise of this Option, your Shares will bear the appropriate restrictive legend as specified in your Exercise Agreement.

8.              Miscellaneous.

(a)            Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)            Entire Agreement; Enforcement of Rights. This Agreement, together with the Option Agreement and the Notice attached thereto and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)            Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)            Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or as subsequently modified by written notice.

(e)            Counterparts. This Agreement shall be deemed a counterpart signature page to the Option Agreement, which two documents may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)            Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

The parties have executed this Exercise Agreement as of the date first set forth above.

THE COMPANY:

VIRNETX HOLDING CORPORATION

By:
(Signature)

Name:
Title:

Address:

5615 Scotts Valley Drive, Suite 110
Scotts Valley, California 95066
Attn: Chief Executive Officer
Fax: (831) 438-0378
email: jon_weaklend@virnetx.com

OPTIONEE:

(PRINT NAME)

(Signature)

Name:
Title:

Address:

Fax:
email:

I, ____________________, spouse of ____________________ (“Purchaser”), have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of Purchaser (if applicable)